UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ladish Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RIGHT TO REVOKE PROXY
BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED
VOTING SECURITIES AND STOCKHOLDERS
ITEM 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
AUDIT COMMITTEE
INDEPENDENT/NOMINATING COMMITTEE
COMPENSATION COMMITTEE
COMPENSATION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
PENSION BENEFITS AS OF DECEMBER 31, 2008
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
REPORT ON FORM 10-K
MISCELLANEOUS

Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, Wisconsin 53110
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Stockholders:
          An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the “Company”), will be held in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Tuesday, May 5, 2009 at 9:00 a.m. Central Daylight Time, for the following purposes:
     (1) To elect six (6) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.
     (2) To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2009.
     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.
          Only Stockholders of record at the close of business on March 31, 2009 will be entitled to notice of and to vote at the 2009 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.
          A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.

/s/ Wayne E. Larsen
Wayne E. Larsen
Secretary

Cudahy, Wisconsin
April 1, 2009

Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, Wisconsin 53110
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2009
          This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Milwaukee Airport and Convention Center, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Tuesday, May 5, 2009 at 9:00 a.m., Central Daylight Time (the “2009 Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
          This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 6, 2009.
RIGHT TO REVOKE PROXY
          Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2009 Annual Meeting, by executing a proxy bearing a later date or by attending the 2009 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2009 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:
          (1) FOR the election of the six (6) nominees listed under “Election of Directors” as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
          (2) To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent auditors of the Company for 2009; and
          (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2009 Annual Meeting or any adjournment thereof.
BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED
          The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2009 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2009 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

VOTING SECURITIES AND STOCKHOLDERS
          The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2009 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on March 31, 2009. At that date, there were outstanding and entitled to vote 15,901,216 shares of Common Stock.
          The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2009 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.
          The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
          As of April 1, 2009, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

Name & Address of Beneficial Owner	No. of Shares Beneficially Owned	Percent of Class
Keeley Asset Management Corp. 401 S. LaSalle Street, Suite 1201 Chicago, Illinois 60605	1,345,000	8.46%

Snyder Capital Management, LP 1 Market Plaza, Steuart Tower San Francisco, California 94105	1,272,672	8.00%

Ko Family Irrevocable Trusts 9 Wrigley Irvine, California 92618	1,256,211	7.90%

Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, Kansas 66202	1,140,717	7.17%

Barclays Global Fund Advisors 400 Howard Street San Francisco, California 94105	909,952	5.72%

(1)	Information regarding the above stockholders and their beneficial ownership of the Company’s shares was obtained from the Schedule 13G of Snyder Capital Management, LP dated February 12, 2009; the Schedule 13G of Keeley Asset Management Corp. dated February 13, 2009; the Schedule 13G of the Ko Family Irrevocable Trust dated February 9, 2009; the Schedule 13G of Waddell & Reed Financial, Inc. dated February 2, 2009; and the Schedule 13G of Barclays Global Fund Advisors dated February 6, 2009.
          The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

	Number of Shares Beneficially	Percent
Name	Owned At March 31, 2009	Of Class
Lawrence W. Bianchi	0	*
James C. Hill	500	*
Leon A. Kranz	0	*
Wayne E. Larsen	2,300	*
J. Robert Peart	0	*
John W. Splude	0	*
Lawrence C. Hammond	5,000	*
Randy B. Turner	0	*
Gary J. Vroman	0	*
Kerry L. Woody	2,300	*
Directors and Executive Officers as a Group (13 persons)	10,100	*

*	Less than one percent (1%)
ITEM 1 – ELECTION OF DIRECTORS
          At the 2009 Annual Meeting, six (6) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.
          The Board of Directors recommends you vote FOR the election of each of the six (6) nominees to the Board of Directors set forth below.
Nominees
Lawrence W. Bianchi, 67. Director since 1998. In 1993, Mr. Bianchi retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998, Mr. Bianchi served as CFO of the law firm of Foley & Lardner LLP. Mr. Bianchi’s principal occupation is investments.
James C. Hill, 60. Director since 2003. Mr. Hill was Chairman and Chief Executive Officer of Vision Metals, Inc., a steel tubing producer, from 1997 to 2001. Prior to that period he was Corporate Vice President of Quanex Corporation, a NYSE public company and President of its Tube Group from 1983 to 1997.
Leon A. Kranz, 69. Director since 2001. Mr. Kranz was formerly President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he held for over ten years.
J. Robert Peart, 46. Director since 2003. Mr. Peart is Managing Director for Guggenheim Aviation Partners, LLC, a private investment concern since 2004. Prior to that period, he was Managing Director of Residco, a transportation investment banking concern.
John W. Splude, 63. Director since 2004. Mr. Splude is Executive Chairman of HK Systems, Inc., an automated material handling and logistics software provider, a position he has held for over ten years. He is also a Director of Superior Die Cast and Ministry Health Care. He is also a regent of Milwaukee School of Engineering and serves on the Advisory Board of U.S. Bank-Wisconsin.
Kerry L. Woody, 57. Director since 1997. Mr. Woody has been President of the Company since 1995 and Chief Executive Officer since 1998. Previously he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a regent of the Milwaukee School of Engineering.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
          The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on our corporate affairs as their duties require. During the fiscal year ended December 31, 2008, the Board of Directors held five (5) meetings. All of our directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2008. All Board members are encouraged to attend the Annual Meeting and all Board members attended the 2008 Annual Meeting of Stockholders. All Directors, except for Mr. Woody, are considered independent by Nasdaq listing standards. During the fiscal year ended December 31, 2008, there were three standing committees, those being an Audit Committee, an Independent/Nominating Committee and a Compensation Committee.

AUDIT COMMITTEE
          For the year ending December 31, 2008, the members of the Audit Committee were Chairman Lawrence W. Bianchi, J. Robert Peart and John W. Splude. Each member of the Audit Committee is “independent” according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards. The Board of Directors has designated Mr. Bianchi, an independent director, as the Audit Committee “financial expert,” as defined in Item 407(d) of Regulation S-K. The Audit Committee is established in accordance with section 3(a)(58) (A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for annually selecting an independent registered public accounting firm to serve as our auditors, to meet with and review reports of our auditors and approve the fees payable to them. The independence of the independent registered public accounting firm auditing our financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal years 2007 and 2008, our auditors were Grant Thornton LLP. The Audit Committee Charter provides that the Audit Committee must approve the fees to be paid to the independent auditor for outside auditing services and pre-approve the use of the independent auditor for any other service. All services provided by Grant Thornton LLP in 2007 and 2008 were authorized by the Audit Committee in accordance with the Audit Committee Charter. Services provided by Grant Thornton LLP in 2007 and 2008 resulted in fees of:

	Audit-Related Fees (1)	Tax Fees	All Other Fees
2007	$260,000	$0	$0
2008	$286,000	$0	$0

(1)	The 2007 and 2008 fees were for integrated audits which included a review of Internal Controls over Financial Reporting.
The Audit Committee assessed the level of non-audit services in determining that our auditors, Grant Thornton LLP, to be independent. Following conclusion of the 2008 audit by Grant Thornton LLP, the Audit Committee confirms that:
•	the Audit Committee has reviewed and discussed the audited financial statements with management;

•	the Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by SAS 61, as amended (AICPA, professional standards, Vol. 1., AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Statement No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP; and

•	the Audit Committee recommended, based on the reviews and discussions described above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K.
          The Audit Committee Charter was reviewed by the Audit Committee in 2008 and no changes were made. The Charter was filed as an Exhibit to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. We have made the Charter available on the Company’s website, www.ladishco.com. In addition, the Audit Committee provides oversight to our total financial status as well as assisting us with assessments of pension-asset performance and investment criteria. The Audit Committee met four (4) times in 2008 for all of the above purposes.
By the Audit Committee
Lawrence W. Bianchi, J. Robert Peart and John W. Splude

INDEPENDENT/NOMINATING COMMITTEE
          Our Independent/Nominating Committee was established in 2004. The Independent/Nominating Committee is made up of directors who are not part of our management. For 2008, the Independent/Nominating Committee consisted of Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude, all of whom are considered to be independent by Nasdaq listing standards. Among other duties, the Independent/Nominating Committee is responsible for nominating the slate of directors to be considered for election at our annual meeting of stockholders. The Independent/Nominating Committee met once in 2008. The Independent/Nominating Committee has adopted a Charter which was filed as an Exhibit to the Proxy Statement for the 2004 Annual Meeting of Stockholders. We have also made the Charter available on the Company’s website, www.ladishco.com. Pursuant to the terms of the Independent/Nominating Committee Charter, the Independent/Nominating Committee will evaluate all prospective director nominees including all those nominated by our stockholders. Stockholders who wish to submit a nominee for director should direct that request to our President or Secretary who will forward the same to the Independent/Nominating Committee. In 2008, the Independent/Nominating Committee did not receive any director nominees from our stockholders. The Independent/Nominating Committee does not apply a prescribed set of qualifications when assessing a nominee, rather the Independent/Nominating Committee evaluates and makes appropriate inquiries into the backgrounds and qualifications of all nominees for director.
          In identifying and evaluating nominees for director, the Independent/Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to the Company. The Independent/Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Independent/Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Independent/Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:
•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.
The Board also believes the following qualities or skills are necessary for one or more directors to possess:
•	At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

•	One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.
By the Independent/Nominating Committee
Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude

COMPENSATION COMMITTEE
          The members of the Compensation Committee for the year ending December 31, 2008 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. The Compensation Committee is responsible for (i) setting the overall policy of our executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for our executives; and (iv) acting as the administrator of our 1996 Stock Option Program and the 2006 Long-Term Incentive Plan. The Compensation Committee met three (3) times in 2008. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to our success in meeting specified performance goals. The primary criteria used by the Compensation Committee in assessing the performance of the Chief Executive Officer are our results as measured by earnings before interest, taxes, depreciation and amortization (“EBITDA”), our success in generating cash and our strategic direction. By monitoring these areas, the Compensation Committee determines whether the Chief Executive Officer is achieving the Compensation Committee’s expectations. In addition, the Compensation Committee also assesses the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and raising capital for the business.
          The Compensation Committee regularly reports its actions and recommendations to the full Board of Directors. The Compensation Committee Charter was adopted in February 1999. We have made the Charter available on the Company’s website, www.ladishco.com. In 2008, none of the actions or recommendations of the Compensation Committee were modified or rejected by the Board of Directors.
By the Compensation Committee
James C. Hill, Leon A. Kranz and John W. Splude
COMPENSATION OF DIRECTORS
          Non-employee directors receive an annual fee of forty thousand dollars ($40,000.00) which is payable quarterly. Non-employee directors also receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended. Chairmen of the Audit Committee and the Compensation Committee receive an additional annual fee of four thousand dollars ($4,000.00). We reimburse all directors for expenses associated with attending Board meetings and Board Committee meetings.

DIRECTOR COMPENSATION
					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned	Stock		Incentive Plan	Deferred	All Other
	or Paid in	Awards	Option	Compensation	Compensation	Compensation
Name	Cash ($)	($)	Awards ($)	($)	Earnings ($)	($)	Total ($)
Lawrence W. Bianchi	$48,000	$0	$0	$0	$0	$0	$48,000
James C. Hill	$44,000	$0	$0	$0	$0	$0	$44,000
Leon A. Kranz	$48,000	$0	$0	$0	$0	$0	$48,000
J. Robert Peart	$44,000	$0	$0	$0	$0	$0	$44,000
John W. Splude	$44,000	$0	$0	$0	$0	$0	$44,000
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Philosophy
          We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, our executive compensation and benefit programs are designed to advance the following core principles:
•	We strive to compensate our executives at levels competitive with industry and geographic peers to ensure we attract and retain key management employees.

•	We provide our executives with the opportunity to earn reasonable pay for targeted performance as measured against our peer group of companies.

•	We link our executives’ compensation, particularly annual cash bonuses, to established performance goals.
          We believe that a disciplined focus on these core principles will benefit us, and ultimately our stockholders in the long term by ensuring that we can attract and retain highly qualified executives who are committed to our long-term success.
Role of Our Compensation Committee
          Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan. Our Compensation Committee is appointed by the Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Leon A. Kranz, John W. Splude and James C. Hill, and is chaired by Mr. Kranz.
          Our Compensation Committee reviews and makes recommendations to the Board to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of the Board, is responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salaries, target annual bonus levels and target annual long-term incentive award values are set at levels competitive with industry and geographic peers, with the opportunity to earn reasonable pay for targeted performance as measured against our peer group of companies.
          Our Compensation Committee has taken the following steps to ensure our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines:
•	Periodically utilized studies and surveys of Watson Wyatt and Hewitt Associates to assess the competitiveness of our overall executive compensation and benefits program, and provide a high level review of our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan;

•	Aligned executive compensation structures based on targeting a competitive level of pay as measured against our peer group of companies;

•	Maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our CEO independent of input from him;

•	Reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our CEO and determined proper total compensation based on competitive levels as measured against similarly situated companies; and

•	Maintained the practice of holding executive sessions (without management present) at every Committee meeting.
Total Compensation
          We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn reasonable pay for targeted performance, through programs that emphasize performance-based incentive compensation in the form of cash. To that end, total executive compensation is structured to ensure that there is a focus on our financial performance and shareholder return. We believe total compensation paid in 2008 was reasonable. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term incentive compensation, and certain other benefits and perquisites.

Elements of Compensation
Base Salary
          Our Compensation Committee, in consultation with our CEO, strives to establish competitive base salaries for our named executive officers (other than the CEO) as measured against similarly situated companies. When determining the amount of base salary for each of our named executive officers, our Compensation Committee considers the salaries of similarly situated personnel in similar companies. When making adjustments in base salaries, our Compensation Committee generally considers corporate financial performance and return to stockholders. In individual cases where appropriate, our Compensation Committee also considers non-financial performance measures, such as increases in market share, manufacturing efficiency gains, improvements in product quality, and improvements in relations with customers, suppliers, and employees. For 2008, Messrs. Woody, Larsen, Turner, Vroman and Hammond received increases in their base salaries of 21%, 12%, 6%, 38% and 7%, respectively. These increases were a result of our improved financial performance along with each individual’s performance, accomplishments and varied responsibilities. Base salaries of the named executive officers are reviewed annually. In 2008, base salaries paid to Messrs. Woody, Larsen, Turner, Vroman and Hammond represented 51%, 51%, 71%, 52% and 72%, respectively, of the their total compensation.
Executive Officer Incentive Plan
          Our Executive Officer Incentive Plan provides for the award of annual cash bonuses to our named executive officers. In years of strong financial performance, our named executive officers can earn cash bonuses that would be considered reasonable as compared to similarly situated companies.
          The Executive Officer Incentive Plan is intended to reinforce our corporate goals, promote achievement of certain financial goals and reward the performance of individual officers in fulfilling their personal responsibilities. Consistent with our compensation philosophy, cash bonus payments to our named executive officers are contingent upon the achievement of a specific performance target during the applicable performance period. Specific performance targets may be based on EBITDA, Return on Assets, EPS, stock price or similar criteria. Each performance target may also have a threshold, target and maximum payout level.
          For 2008, the specific performance targets for each of Messrs. Woody, Larsen, Turner, Vroman and Hammond were $71.8 million Ladish EBITDA, $71.8 million Ladish EBITDA, $7.8 million Pacific Cast Technologies EBITDA, $56.3 million Ladish Forging EBITDA and $71.8 million Ladish EBITDA, respectively.
          In addition to setting performance targets, the Compensation Committee also sets each named executive officer’s target bonus percentage amount. This amount is based on a percentage of each named executive officer’s base salary. In determining the target bonus percentage amount, our Committee considers the executive’s base salary and determines what target bonus percentage amount is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated companies. In addition, our Committee may also consider other various factors, including the impact an executive can have on meeting the stated performance target, previous performance, length of service to the Company and the amount of cash bonuses paid by similarly situated companies. For 2008, Messrs. Woody, Larsen, Turner, Vroman and Hammond had a target bonus percentage amount of 72%, 68%, 65%, 65% and 68%, respectively, of base salary, which equated to a targeted bonus amount of $358, $204, $140, $189 and $124, respectively, which was to be paid upon the achievement of the above described performance targets for each of such officers. In 2008, Messrs. Woody, Larsen, Turner, Vroman and Hammond received cash bonuses of 51%, 60%, 38%, 33% and 37% of their base salary at year-end, respectively, as all stated performance targets were not achieved. Because of the relative importance of our Executive Officer Incentive Plan to total compensation and its direct link to the achievement of specific performance targets, we believe that the Executive Officer Incentive Plan remains an important part of our compensation program. In 2008, cash bonuses paid to Messrs. Woody, Larsen, Turner, Vroman and Hammond represented 26%, 31%, 27%, 17% and 26%, respectively, of the their total compensation.

Stock Options
          We established the Stock Option Program in 1996 to promote our long-term financial success by providing for the award of equity-based incentives to key employees and other persons providing material services to us. Initially approximately forty (40) persons were granted options with three (3) persons still having exercisable options as of March 31, 2009. The Stock Option Program provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights. In 2008, no stock options were awarded. Stock options have not been awarded since 2000.
2006 Long-Term Incentive Plan
          In 2006, the Compensation Committee approved and recommended that the full Board of Directors adopt the Long-Term Incentive Plan in recognition of the fact the Stock Option Program has no further stock options and our executives have not received any stock options since 2000. The Long-Term Incentive Plan allows the Compensation Committee to annually make discretionary awards of deferred compensation into investment accounts of designated executives and key management. These discretionary awards vest over a four (4) year period. The overall objective of the Long-Term Incentive Plan is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results. For the year ending December 31, 2008, the discretionary Long-Term Incentive Plan awards were set at 10% of base salary of Messrs. Woody, Larsen, Turner, Vroman and Hammond, respectively, and are reflected in the “Bonus” column of the Summary Compensation Table. As of December 31, 2007 and 2008, the Rabbi Trust into which Long-Term Incentive Plan payments are made, had $302,359 and $403,546 in assets, respectively.
Other Benefits
          We maintain certain other plans which provide, or may provide compensation and benefits to our named executive officers. These plans are principally our pension plan, supplemental executive retirement plan, 401(k) plan and deferred compensation plan. We have elected to provide these benefits in order to attract and retain crucial talent, as well as ensuring a secure retirement for employees who contribute to our success over a sustained period of time.
          Pension Plan
          We maintain a defined benefit pension plan for all salaried employees at our main Wisconsin facility including four of the named executive officers. Compensation covered by our pension plan includes salary and up to 20% of the bonus amounts reported in the Summary Compensation Table. Bonuses earned in 2008 but paid in 2009 are considered to be compensation for 2009 for purposes of our pension plan. Upon termination of employment, the employee may receive benefits in the form of a monthly payment on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts. For more information concerning our defined benefit plan, see the discussion following the Pension Benefit Table, “Defined Benefit Plan.”
          Several of our operating business units do not have a defined benefit pension plan for the employees of those units. For certain of those employees, we have established a deferred compensation plan in lieu of a defined benefit plan. The assets in these deferred compensation plans are held in Rabbi Trusts. As of December 31, 2007 and 2008, there were $177,391 and $214,214, respectively, of assets in these Rabbi Trusts. In 2008, we contributed $10,750 into this program on behalf of Mr. Turner.
          Supplemental Retirement Agreements
          We have a supplemental executive retirement agreement with four of the five named executive officers, which supplement such officers’ retirement income. Under the agreements, such named executive officers are entitled to receive a monthly retirement for the lifetime of such officer. For more information concerning the supplemental executive retirement agreements, see the discussion following the Pension Benefit Table, “Officer Plans.”

          401(k) Plan
          The Ladish Co., Inc. Savings and Deferral Investment Plan, which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months’ service may contribute 1% to 50% of their annual base salary to the Savings and Deferral Investment Plan and we will provide a matching contribution in an amount to be determined by the Board of Directors, currently 50% of employee contribution up to 8% of base salary. Employees’ contributions of 1% to 50% can be “before tax” contributions, “after tax” contributions or a combination of both. The employees’ contributions and our matching contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.
          Deferred Compensation
          The Elective Deferred Compensation Plan was approved by the Board of Directors during 2000 and became effective during the fourth quarter of 2000. The Elective Deferred Compensation Plan is available to management employees of the Company and its subsidiaries. Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to the Elective Deferred Compensation Plan and we do not guaranty any return on any of the investment options available to the participants in the Elective Deferred Compensation Plan. Amounts deferred under the Elective Deferred Compensation Plan are placed into a Rabbi Trust. This Rabbi Trust had assets of $1,790,335 and $1,842,951, respectively, as of December 31, 2007 and 2008.
          Perquisites
          In 2008, we provided certain perquisites as summarized below:
          Company Cars for Personal Use
          During 2008, Messrs. Woody, Larsen, Turner, Vroman and Hammond used our vehicles for personal travel, resulting in a benefit to the executives of $9,679, $8,067, $6,000, $11,651 and $15,372, respectively.
          Life Insurance
          We provide supplemental term life insurance to certain of our executives. For 2008, this benefit was valued at $2,304, $1,296, $1,961, $774 and $3,276, respectively, for Messrs. Woody, Larsen, Turner, Vroman and Hammond.

          The Summary Compensation Table sets forth for fiscal years December 31, 2008, 2007 and 2006 all compensation awarded to, earned by or paid to our Chief Executive Officer, the Principal Financial Officer and each of the other three (3) most highly compensated executive officers.

SUMMARY COMPENSATION TABLE
							Change in
							Pension Value
							&
							Nonqualified
						Non-Equity	Deferred
						Incentive	Compensation	All Other
Name and Principal				Stock	Option	Plan	Earnings	Compensation
Position	Year	Salary	Bonus	Awards	Awards	Compensation	(1)(2)(3)	(4)	Total
Kerry L. Woody	2008	$447,233	$42,330	—	—	$230,100	$144,881	$11,984	$876,528
President &	2007	$389,810	$41,000	—	—	$311,600	$353,146	$13,599	$1,109,155
Chief Executive Officer	2006	$350,313	$37,500	—	—	$288,750	$199,785	$11,611	$887,959
Wayne E. Larsen	2008	$280,963	$25,500	—	—	$169,500	$62,626	$9,364	$547,953
Vice President Law/	2007	$257,194	$26,700	—	—	$197,600	$190,591	$11,618	$683,703
Finance & Secretary	2006	$227,733	$25,000	—	—	$187,500	$108,166	$10,439	$558,838
Randy B. Turner	2008	$214,519	$18,275	—	—	$81,700	$(18,944)	$7,961	$303,511
President — Pacific	2007	$194,385	$20,200	—	—	$157,600	$12,731	$7,826	$392,742
Cast Technologies, Inc.	2006	$182,000	$19,000	—	—	$152,000	$351	$4,203	$357,554
Gary J. Vroman	2008	$286,312	$24,650	—	—	$95,700	$131,985	$12,425	$551,072
President — Ladish	2007	$203,850	$21,000	—	—	$151,200	$108,189	$13,889	$498,128
Forging, LLC	2006	$185,294	$20,000	—	—	$148,000	$56,359	$13,815	$423,468
Lawrence C. Hammond	2008	$173,693	$15,470	—	—	$63,700	$(30,027)	$18,647	$241,483
Vice President	2007	$163,465	$17,000	—	—	$125,800	$148,960	$13,591	$468,816
Human Resources	2006	$153,271	$16,000	—	—	$120,000	$85,903	$13,771	$388,945

(1)	The 2008 change in pension value of $308,219, $147,201, $140,028 and $93,936, respectively, for Messrs. Woody, Larsen, Vroman and Hammond reflects an actuarial calculation of the annual increase in pension value resulting from an additional year of credited service for each individual.

(2)	The nonqualified deferred compensation losses of $(163,338), $(84,575) and $(123,963), respectively, for Messrs. Woody, Larsen and Hammond reflects losses on income from prior periods these individuals have previously deferred into the Elective Deferred Compensation Plan.

(3)	Mr. Turner’s deferred losses of $(18,944) arise from our previous grant into Mr. Turner’s deferral account.

(4)	All other compensation primarily consists of supplemental life insurance provided to the above-listed executives along with automobile allowances.

2008 GRANTS OF PLAN-BASED AWARDS
								All
								Other	All Other
								Stock	Option
								Awards:	Awards:
								Number	Number	Exercise
								of	of	or Base
					Estimated Future Payouts Under			Shares	Securities	Price of
		Estimated Possible Payouts Under			Equity Incentive Plan Awards			of Stock	Underlying	Option
	Grant	Non-Equity Incentive Plan Awards			Threshold	Target	Maximum	or Units	Options	Awards
Name	Date	Threshold	Target	Maximum	(#)	(#)	(#)	(#)	(#)	($/Sh)
Kerry L. Woody	1/24/08	$149,000	$358,000	$457,240	—	—	—	—	—	—
Wayne E. Larsen	1/24/08	$75,000	$204,000	$240,000	—	—	—	—	—	—
Randy B. Turner	1/24/08	$53,800	$140,000	$172,000	—	—	—	—	—	—
Gary J. Vroman	1/24/08	$72,700	$189,000	$232,000	—	—	—	—	—	—
Lawrence C. Hammond	1/24/08	$45,600	$124,000	$144,000	—	—	—	—	—	—

     Disclosure Regarding the Summary Compensation Table. We have structured our executive compensation program to attract and retain key employees by tying the individual’s total compensation to both our performance and the individual executive’s performance and contribution. We consider annual performance which is reflected in the awards under the Executive Officer Incentive Plan as well as long-term contributions which are reflected in base salary and the Long-Term Incentive Plan. Retention of key employees is addressed by separate agreements with those individuals. We have entered into employment agreements with Messrs. Woody, Larsen, Vroman and Hammond which are substantially similar in all respects. The basic agreement provides for a number of benefits all of which vest after 10 years of employment, three of which must be as an officer, and include group term life insurance, health and dental coverage and long-term disability coverage. We have a separate agreement with Mr. Turner. See “Potential Payments Upon Termination or Change-in-Control.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option Awards					Stock Awards
Equity
								Equity	Incentive
							Market	Incentive	Plan
							Value	Plan	Awards:
						Number	of	Awards:	Market or
			Equity			of	Shares	Number of	Payout
			Incentive			Shares	or	Unearned	Value of
			Plan Awards			or Units	Units	Shares,	Unearned
	Number of	Number of	Number of			of Stock	of	Units or	Shares,
	Securities	Securities	Securities			That	Stock	Other	Units or
	Underlying	Underlying	Underlying			Have	That	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		Not	Have	That Have	Rights
	Options (#)	Options (#)	Unearned	Exercise	Option Expiration	Vested	Not	Not Vested	That Have
Name	Exercisable	Unexercisable	Options (#)	Price	Date	(#)	Vested	(#)	Not Vested
Kerry L. Woody	—	—	—	—	—	—	—	—	—
Wayne E. Larsen	—	—	—	—	—	—	—	—	—
Randy B. Turner	—	—	—	—	—	—	—	—	—
Gary J. Vroman	—	—	—	—	—	—	—	—	—
Lawrence C. Hammond	—	—	—	—	—	—	—	—	—

2008 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise	on Vesting (#)	on Vesting
Kerry L. Woody	25,000	$731,506	—	—
Wayne E. Larsen	—	—	—	—
Randy B. Turner	—	—	—	—
Gary J. Vroman	—	—	—	—
Lawrence C. Hammond	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION
	(a)	(b)	(c)
Number of securities
remaining available
for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
Plan Category	warrants and rights	and rights	column (a))
Equity compensation plans approved by security holders	6,336	$9.87	—
Equity compensation plans not approved by security holders	—	—	—
Total	6,336	$9.87	—

PENSION BENEFITS AS OF DECEMBER 31, 2008

		Number of Years	Present Value of
		Credited Service	Accumulated	Payments During
Name	Plan Name	(#)	Benefit	Last Fiscal Year
Kerry L. Woody	Officer’s Plan	16.8	$1,433,657	—
Wayne E. Larsen	Officer’s Plan	22.9	$604,946	—
Randy B. Turner	—	—	—	—
Gary J. Vroman	Officer’s Plan	13.3	$399,826	—
Lawrence C. Hammond	Officer’s Plan	15.1	$560,824	—
          Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the “Pension Plan”) is a “defined benefit” pension plan generally covering salaried, non-union employees at the Cudahy, Wisconsin facility who are not covered by any other defined benefit plan to which we make contributions pursuant to a collective bargaining agreement.
          Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.
          The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest multiplied by the number of years of benefit service (as defined in the plan). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.
          The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2008, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of benefit service:

Average Annual Earnings for
Highest 5-Year Period
Within the 10-Years	Years of Benefit Service
Preceding Retirement	10	15	20	25	30	40
$50,000	$6,250	$9,375	$12,500	$15,625	$18,750	$25,000
$100,000	$12,500	$18,750	$25,000	$31,250	$37,500	$50,000
$150,000	$18,750	$28,125	$37,500	$46,875	$56,250	$75,000
$200,000	$25,000	$37,500	$50,000	$62,500	$75,000	$100,000
$250,000	$31,250	$46,875	$62,500	$78,125	$93,750	$125,000
$300,000	$37,500	$56,250	$75,000	$93,750	$112,500	$150,000
          The years of benefit service for Messrs. Woody, Larsen, Vroman and Hammond as of December 31, 2008 were 33.5, 27.9, 26.6 and 28.2, respectively.
          Officer Plans. We have entered into officer agreements with five current officers of the Company, including Messrs. Woody, Larsen, Hammond and Vroman. Each employee covered by the agreements, upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person’s total retirement benefits under the agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.
          The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the employee’s base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an employee suffers a disability (as defined in the plan), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by us or through workers’ compensation (unless he is receiving fixed statutory payments for certain bodily injuries).
          Any amount to be paid under the agreements shall be reduced by any benefit paid to an employee or his beneficiary pursuant to the pension plan. All assumptions utilized by the Pension Plan and the Officer Plans can be found in pension footnote No. 8 to our audited financial statements contained in our Annual Report on Form 10-K for the year ending December 31, 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION
					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions in	Earnings in	Withdrawals/	December 31,
Name	in 2008	2008 (1)	2008	Distributions	2008
Kerry L. Woody	$200,523	$42,330	$(163,338)	—	$894,399
Wayne E. Larsen	$126,896	$25,500	$(84,575)	—	$625,411
Randy B. Turner	—	$18,275	$(18,943)	—	$64,034
Gary J. Vroman	—	$24,650	$(8,043)	—	$37,470
Lawrence C. Hammond	$97,639	$15,470	$(123,963)	—	$224,407

(1)	These amounts are reported as compensation in the Summary Compensation Table for each of the named executive officers.
          Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to this Plan and we do not guaranty any return on any of the investment options in this Plan. Additionally, under our Long-Term Incentive Plan, the Compensation Committee made discretionary awards of deferred compensation of 10% of current base salary for each named executive officer.
          Potential Payments Upon Termination or Change-in-Control. We have entered into employment agreements with Messrs. Woody, Larsen, Hammond and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.
          The agreements provide that, upon the involuntary termination of the employee other than for cause, we are required to pay the employee 24 months of severance pay, determined by the employee’s base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee’s average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment by us. Each agreement further provides that any compensation paid by us shall be reduced by any benefit paid under our salaried employees’ retirement plan. Mr. Turner has a separate agreement with us which provides for twelve months of severance pay in the event of involuntary separation other than for cause.
          Tables Summarizing Payments Following Termination. The following tables describe the potential payments upon termination. These tables assume the executives employment was terminated on December 31, 2008, the last business day of our fiscal year.

          The following table sets forth certain information relating to compensation following a termination of employment of Kerry L. Woody.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$1,245,000	$—	$—	$—
Supplemental Retirement Plan	1,433,657	1,433,657	1,433,657	1,433,657	1,433,657
Benefits and Perquisites:
Post-Termination Health Insurance (1)	351,137	351,137	351,137	222,699	351,157
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	—	180,000
Total:	$2,064,794	$3,309,794	$2,064,794	$1,856,356	$2,064,794
          The following table sets forth certain information relating to compensation following a termination of employment of Wayne E. Larsen.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$750,000	$—	$—	$—
Supplemental Retirement Plan	604,946	604,946	604,946	604,946	604,946
Benefits and Perquisites:
Post-Termination Health Insurance (1)(4)	380,857	380,857	380,857	223,101	380,857
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	—	180,000
Total:	$1,265,803	$2,015,803	$1,265,803	$1,028,047	$1,265,803
          The following table sets forth certain information relating to compensation following a termination of employment of Randy B. Turner.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$202,000	$—	$—	$—
Supplemental Retirement Plan	—	—	—	—	—
Benefits and Perquisites:
Post-Termination Health Insurance (1)	—	—	—	—	—
Life Insurance Proceeds (2)	380,000	380,000	380,000	380,000	380,000
Disability Benefits (3)	123,876	123,876	123,876	—	123,876
Total:	$503,876	$705,876	$503,876	$380,000	$503,876
          The following table sets forth certain information relating to compensation following a termination of employment of Gary J. Vroman.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$580,000	$—	$—	$—
Supplemental Retirement Plan	399,826	399,826	399,826	399,826	399,826
Benefits and Perquisites:
Post-Termination Health Insurance (1)	383,919	383,919	383,919	225,922	383,919
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	—	180,000
Total:	$1,063,745	$1,643,745	$1,063,745	$825,748	$1,063,745

          The following table sets forth certain information relating to compensation following a termination of employment of Lawrence C. Hammond.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$364,000	$—	$—	$—
Supplemental Retirement Plan	560,824	560,824	560,824	560,824	560,824
Benefits and Perquisites:
Post-Termination Health Insurance (1)(4)	276,809	276,809	276,809	176,618	278,809
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	121,940	121,940	121,940	—	121,940
Total:	$1,059,473	$1,423,573	$1,059,473	$937,442	$1,059,473

(1)	All assumptions used in the determination of these present values are the same as the assumptions used in the January 1, 2008 actuarial valuation of the postretirement medical benefits for footnote No. 8 to the audited financial statements contained in our Form 10-K for the year ending December 31, 2008.

(2)	Vested life insurance benefits under the Officer Plans for Messrs. Woody, Larsen, Vroman and Hammond provide for a $200,000 term life policy while employed and a $100,000 term life policy after employment terminates. We provide Mr. Turner with a $380,000 term life policy.

(3)	Disability insurance is provided for 66.6% of base salary up to a maximum monthly benefit of $15,000. The above figure represents an annual benefit until the age of 65.

(4)	Messrs. Larsen and Hammond do not accept medical benefits from us. This entry represents an actuarial assumption should they have received such benefits.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10-K.
Leon A. Kranz, Chairman
James C. Hill and John W. Splude
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
          The members of the Compensation Committee for the full year ending December 31, 2008 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. During the year ending December 31, 2008, Kerry L. Woody, our President and Chief Executive Officer, did not serve on the Compensation Committee. No Company insider participated on the Compensation Committee in 2008. See “Certain Relationships.”
CERTAIN RELATIONSHIPS
          We participate in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, one of our directors, is also a director. We made payments of approximately $367,250 to Weber Metals, Inc. under the joint venture in the year ending December 31, 2008. Except as disclosed in this section, we had no transactions during 2008, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	A “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.
          Each of our executive officers, directors or nominees for director is required to disclose to our Chief Legal Officer certain information relating to related person transactions for review, approval or ratification. Disclosure to our Chief Legal Officer should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Chief Legal Officer’s decision whether or not to approve or ratify a related person transaction is to be made in consultation with the Audit Committee to determine that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).
          Additionally, SEC regulations require that we identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To our knowledge, based on review of reports furnished to us, each individual who was required to file such a report for the calendar year ending December 31, 2008 did so in a timely manner.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Grant Thornton LLP was the auditor of our financial statements for the fiscal year ended December 31, 2008. It is anticipated that representatives of Grant Thornton LLP will be present at the 2009 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2009 Annual Meeting or submitted to them in writing before the 2009 Annual Meeting.
          Grant Thornton LLP has informed us that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.
          As is customary, auditors for the current fiscal year will be appointed by the Audit Committee, ratified by a majority of the stockholders at the 2009 Annual Meeting of Stockholders and ratified by the Board of Directors at their meeting immediately following the 2009 Annual Meeting of Stockholders.
ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has selected Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2009. Although not required to be submitted to a stockholder vote, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full Board of Directors will ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm at their first meeting after the 2009 Annual Meeting of Stockholders.
          The Board of Directors recommends that you vote IN FAVOR of Proposal 2.

OTHER MATTERS
          Management of the Company is not aware of other matters to be presented for action at the 2009 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
          Stockholders who wish to include a proposal in the proxy statement for the Company’s Annual Meeting of Stockholders for 2010 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 4, 2009. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely by the Company if received less than 45 days in advance of the Annual Meeting of Stockholders in 2010 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2010 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.
          Any stockholder who wishes to communicate to the entire Board of Directors of the Company, or to any individual director, may send that communication in writing to the Secretary of the Company and it will be forwarded to the appropriate member(s) of the Board of Directors. All written stockholder communications to the Board of Directors will be forwarded to the designated recipient(s).
REPORT ON FORM 10-K
          Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company’s 2008 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.
MISCELLANEOUS
          Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Alternatively, if stockholders at a shared address are receiving multiple copies of an annual report and/or proxy statement and wish to only receive a single copy, we will cease providing multiple copies upon written or oral request. Stockholders may notify us of their requests by calling Wayne E. Larsen at (414) 747-2611 or writing Ladish Co., Inc., 5481 S. Packard Avenue, Cudahy, Wisconsin 53110.
          It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

By Order of the Board of Directors
/s/ Wayne E. Larsen
Wayne E. Larsen
April 1, 2009	Secretary

PROXY
ANNUAL MEETING OF THE STOCKHOLDERS OF LADISH CO., INC.
TO BE HELD ON MAY 5, 2009
          This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the “Company”). The undersigned hereby appoints Wayne E. Larsen and Kerry L. Woody with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company, to be held on Tuesday, May 5, 2009, in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 9:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 31, 2009, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
     The Notice of Meeting, proxy statement and proxy card are available at http://www.ladishco.com/page.asp?PageID=126
          This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of the Company, (ii) submitting a later dated Proxy or (iii) attending the Annual Meeting and voting in person.
          PROPOSAL (1): To elect six (6) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

Lawrence W. Bianchi	☐ FOR	☐ WITHHOLD

James C. Hill	☐ FOR	☐ WITHHOLD

Leon A. Kranz	☐ FOR	☐ WITHHOLD

J. Robert Peart	☐ FOR	☐ WITHHOLD

John W. Splude	☐ FOR	☐ WITHHOLD

Kerry L. Woody	☐ FOR	☐ WITHHOLD
          PROPOSAL (2): To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent audit firm of Grant Thornton LLP as the independent auditors of the Company for 2009.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
Dated                                                                , 2008
Number of Shares:
           Signature

Signature, if held jointly
NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, broker or guardian please give full title as such. If a corporation, please have the corporate name signed in full by the president or other authorized officer. If a partnership, please have the partnership name signed by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.